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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
Nos. 33-32527, 33-51447, 33-62283, 333-02137, 333-62661 and 333-69082 of
International Paper Company on Form S-3, Registration Statement Nos. 333-24869, 333-47583 and 333-48434 on Form S-4 and Registration Statement Nos. 33-11117, 333-00843, 333-01667, 333-37390, 333-75235, 333-85818, 333-85820, 333-85822,
333-85824, 333-85826, 333-85828 and 333-85830 on Form S-8, of our report dated
February 10, 2003, appearing in this Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

New York, N.Y.
February 27, 2003